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                               [BDO LETTERHEAD]

                                                                    EXHIBIT 23


Securities and Exchange Commission                           December 22, 1995
450 Fifth Street N.W.
Washington, D.C. 20549


Gentlemen:

We have been furnished with a copy of the response to Item 4 of Form 8-K for the event that occurred on December 13, 1995, to be filed by our client, Commercial National Financial Corporation. We agree with the statements made in response to that Item insofar as they relate to our Firm.

Very truly yours,

BDO Seidman, LLP